Exhibit 99.2
Cowen Inc.
Part 1 Financial Information
Item 1. Unaudited Condensed Consolidated Financial Statements

Notes to Unaudited Condensed Consolidated Financial Statements
22. Segment Reporting
The Company conducts its operations through two segments: the Op Co segment which consists of Cowen Investment Management (“CIM”), Investment Banking, Markets and Research, and the Asset Co segment which consists of the Company’s private investments, private real estate business and other legacy multi-sector long/short equity strategies.
The performance measure for these segments is Economic Income (Loss), which management uses to evaluate the financial performance of and make operating decisions for the segments including determining appropriate compensation levels. Expenses not directly associated with specific segments are allocated based on the most relevant measures applicable, including headcount, square footage and other factors.
In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for Consolidated Funds and excludes (ii) goodwill and intangible impairment (iii) certain other transaction-related adjustments and/or reorganization expenses and (iv) certain costs associated with debt. Economic Operating Income (Loss) represents Economic Income (Loss) before depreciation and amortization expenses. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business and certain investment funds. For US GAAP purposes, all of these items, are recorded in other income (loss). Economic Income (Loss) recognizes (a) incentive fees during periods when the fees are not yet crystallized for US GAAP reporting and (b) retainer fees, relating to investment banking activities, earned during the period that would otherwise be deferred until closing for US GAAP reporting. In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.
As further stated below, one major difference between Economic Income (Loss) and US GAAP net income (loss) is that Economic Income (Loss) presents the segments' results of operations without the impact resulting from the full consolidation of any of the Consolidated Funds. The consolidation of these investment funds' results include the pro rata share of the income or loss attributable to other owners of such entities which is reflected in net income (loss) attributable to redeemable non-controlling interest in consolidated subsidiaries in the accompanying condensed consolidated statements of operations. This pro rata share has no effect on the overall financial performance for the segments, as ultimately, this income or loss is not income or loss for the segments themselves. Included in Economic Income (Loss) is the actual pro rata share of the income or loss attributable to the Company as an investor in such entities, which is relevant in management making operating decisions and evaluating financial performance. The Company does not disclose total asset information for its business segments as the information is not reviewed by the CODM.
The following tables set forth operating results for the Company's Op Co and Asset Co segments and related adjustments necessary to reconcile the Company's Economic Income (Loss) measure to arrive at the Company's consolidated US GAAP net income (loss):

Cowen Inc.
Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

	Three Months Ended March 31, 2019
				Adjustments
	Operating Company	Asset Company	Total Economic Income (Loss)	Funds Consolidation	Other Adjustments		US GAAP Net Income (Loss)
	(dollars in thousands)
Revenues
Investment banking	$82,991	$—	$82,991	$—	$(2,885)	(a)	$80,106
Brokerage	105,157	—	105,157	—	(7,694)	(b)	97,463
Management fees	9,728	703	10,431	(501)	(2,789)	(c)	7,141
Incentive income (loss)	16,637	110	16,747	(544)	(16,188)	(c)	15
Investment income (loss)	16,142	842	16,984	—	(16,984)	(d)	—
Interest and dividends	—	—	—	—	29,092	(b)(d)	29,092
Reimbursement from affiliates	—	—	—	(34)	322	(f)	288
Reinsurance premiums	—	—	—	—	6,591	(g)	6,591
Other revenue	1,123	36	1,159	—	(98)	(g)	1,061
Consolidated Funds revenues	—	—	—	2,340	—		2,340
Total revenues	231,778	1,691	233,469	1,261	(10,633)		224,097
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	5,317	1,247	6,564	—	22,520	(b)(d)	29,084
Total net revenues	226,461	444	226,905	1,261	(33,153)		195,013
Expenses
Non interest expense	205,753	1,432	207,185	—	12,122	(a)(f)(h)(i)	219,307
Consolidated Funds expenses	—	—	—	1,482	—		1,482
Total expenses	205,753	1,432	207,185	1,482	12,122		220,789
Total other income (loss)	—	—	—	621	40,321	(c)(d)(i)	40,942
Income taxes expense / (benefit)	—	—	—	—	3,177	(h)	3,177
Income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and investment funds	1,801	947	2,748	400	(942)		2,206
Income (loss) attributable to Cowen Inc.	18,907	(1,935)	16,972	—	(7,189)		9,783
Less: Preferred stock dividends	1,375	323	1,698	—	—		1,698
Economic income (loss) / Income (loss) attributable to Cowen Inc. common stockholders	17,532	(2,258)	15,274	$—	$(7,189)		$8,085
Add back: Depreciation and amortization expense	4,939	17	4,956
Economic operating income (loss)	$22,471	$(2,241)	$20,230

Cowen Inc.
Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

	Three Months Ended March 31, 2018
				Adjustments
	Operating Company	Asset Company	Total Economic Income (Loss)	Funds Consolidation	Other Adjustments		US GAAP Net Income (Loss)
	(dollars in thousands)
Revenues
Investment banking	$93,924	$—	$93,924	$—	$4,064	(a)	$97,988
Brokerage	114,071	—	114,071	—	(8,338)	(b)	105,733
Management fees	11,279	1,847	13,126	(1,203)	(4,506)	(c)	7,417
Incentive income (loss)	3,039	2,158	5,197	(9)	(5,172)	(c)	16
Investment income (loss)	18,233	(3,932)	14,301	—	(14,301)	(d)(e)	—
Interest and dividends	—	—	—	—	25,954	(b)(d)	25,954
Reimbursement from affiliates	—	—	—	(68)	445	(f)	377
Aircraft lease revenue	—	—	—	—	715	(e)	715
Reinsurance premiums	—	—	—	—	8,647	(g)	8,647
Other revenue	664	224	888	—	448	(g)	1,336
Consolidated Funds revenues	—	—	—	3,201	—		3,201
Total revenues	241,210	297	241,507	1,921	7,956		251,384
Interest expense (Economic Income/(Loss)) / Interest and dividend expense (US GAAP)	4,528	1,430	5,958	—	18,582	(b)(d)	24,540
Total net revenues	236,682	(1,133)	235,549	1,921	(10,626)		226,844
Expenses
Non interest expense	206,375	2,958	209,333	—	13,982	(a)(f)(h)(i)	223,315
Consolidated Funds expenses	—	—	—	2,431	—		2,431
Total expenses	206,375	2,958	209,333	2,431	13,982		225,746
Total other income (loss)	—	—	—	10,047	23,787	(c)(d)(i)	33,834
Income taxes expense / (benefit)	—	—	—	—	6,923	(h)	6,923
Income (loss) attributable to redeemable non-controlling interests in consolidated subsidiaries and investment funds	2,140	18	2,158	9,537	(539)		11,156
Income (loss) attributable to Cowen Inc.	28,167	(4,109)	24,058	—	(7,205)		16,853
Less: Preferred stock dividends	1,290	408	1,698	—	—		1,698
Economic income (loss) / Income (loss) attributable to Cowen Inc. common stockholders	26,877	(4,517)	22,360	$—	$(7,205)		$15,155
Add back: Depreciation and amortization expense	2,929	57	2,986
Economic operating income (loss)	$29,806	$(4,460)	$25,346

The following is a summary of the adjustments made to US GAAP net income (loss) for the segment to arrive at
Economic Income (Loss):
Funds Consolidation: The impacts of consolidation and the related elimination entries of the Consolidated Funds are not included in Economic Income (Loss). Adjustments to reconcile to US GAAP net income (loss) included elimination of incentive income and management fees earned from the Consolidated Funds and addition of investment fund expenses excluding management fees paid, investment fund revenues and investment income (loss).
Other Adjustments:

(a)
Economic Income (Loss) presents underwriting expenses net of investment banking revenues, expenses reimbursed from clients within their respective expense category. Economic Income (Loss) also records retainer fees, relating to investment banking activities, collectible during the period that would otherwise be deferred until closing for US GAAP reporting.

Cowen Inc.
Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

(b)	Economic Income (Loss) brokerage revenues included net securities borrowed and securities loaned activities which are shown gross in interest income and interest expense for US GAAP.

(c)
Economic Income (Loss) recognizes revenues (i) net of distribution fees paid to agents, (ii) records income from uncrystallized incentive fees and (iii) the Company's proportionate share of management and incentive fees of certain real estate operating entities, the healthcare royalty business and the activist business.

(d)	Economic Income (Loss) recognizes Company income from proprietary trading (including interest and dividends).

(e)	Aircraft lease revenue is shown net of expenses in investment income for Economic Income (Loss).

(f)	Reimbursement from affiliates is shown as a reduction of Economic Income expenses, but is included as a part of revenues under US GAAP.
(g) Economic Income (Loss) recognizes underwriting income from the Company's insurance related activities, net of expenses, within other revenue.
(h) Economic Income (Loss) excludes income taxes and acquisition related adjustments as management does not consider these items when evaluating the performance of the segment.
(i) Economic Income (Loss) recognizes the Company's proportionate share of expenses, for certain real estate operating entities and the activist business, for which the investments are recorded under the equity method of accounting for investments.

Item 2.    Management's Discussion and Analysis of Financial Condition and Results of Operations
Segment Analysis and Economic Income (Loss)
Segments
The Company conducts its operations through two segments: an Operating Company segment ("Op Co") and an Asset Company ("Asset Co") segment. For a more detailed discussion regarding the Company's segments, see Item 2 Management's Discussion and Analysis of Financial Condition and Results of Operations "Overview" section.
Economic Income (Loss)
The performance measure used by the Company for each segment is Economic Income (Loss), which management uses to evaluate the financial performance of and to make operating decisions for the Company as a whole and each segment. Accordingly, management assesses its business by analyzing the performance of each segment and believes that investors should review the same performance measure that it uses to analyze its segment and business performance. In addition, management believes that Economic Income (Loss) is helpful to gain an understanding of its segment results of operations because it reflects such results on a consistent basis for all periods presented.
Our Economic Income (Loss) may not be comparable to similarly titled measures used by other companies. We use Economic Income (Loss) as a measure of each segment's operating performance, not as a measure of liquidity. Economic Income (Loss) should not be considered in isolation or as a substitute for operating income, net income, operating cash flows, investing and financing activities, or other income or cash flow statement data prepared in accordance with US GAAP. As a result of the adjustments made to arrive at Economic Income (Loss), Economic Income (Loss) has limitations in that it does not take into account certain items included or excluded under US GAAP, including our Consolidated Funds. Economic Income (Loss) is considered by management as a supplemental measure to the US GAAP results to provide a more complete understanding of each segment's performance as measured by management. For a reconciliation of Economic Income (Loss) to US GAAP net income (loss) for the periods presented and additional information regarding the reconciling adjustments discussed above, see Note 22 to the Company's condensed consolidated financial statements included elsewhere in this Form 10-Q.
In general, Economic Income (Loss) is a pre-tax measure that (i) eliminates the impact of consolidation for Consolidated Funds and excludes (ii) goodwill and intangible impairment (iii) certain other transaction-related adjustments and/or reorganization expenses and (iv) certain costs associated with debt. Economic Operating Income (Loss) represents Economic Income (Loss) before depreciation and amortization expenses. In addition, Economic Income (Loss) revenues include investment income that represents the income the Company has earned in investing its own capital, including realized and unrealized gains and losses, interest and dividends, net of associated investment related expenses. For US GAAP purposes, these items are included in each of their respective line items. Economic Income (Loss) revenues also include management fees, incentive income and investment income earned through the Company's investment as a general partner in certain real estate entities and the Company's investment in the activist business and certain investment funds. For US GAAP purposes, all of these items, are recorded in other income (loss). Economic Income (Loss) recognizes (a) incentive fees during periods when the fees are not yet crystallized for US GAAP reporting and (b) retainer fees, relating to investment banking activities, earned during the period that would otherwise be deferred until closing for US GAAP reporting. In addition, Economic Income (Loss) expenses are reduced by reimbursement from affiliates, which for US GAAP purposes is presented gross as part of revenue.

Economic Income (Loss) Revenues
The Company's principal sources of Economic Income (Loss) revenues are derived from activities in the following business segments:
The Op Co segment generates revenue through five principle sources: investment banking revenue, brokerage revenue, management fees, incentive income and investment income from the Company's own capital.
The Asset Co segment generates revenue through three principle sources: management fees, incentive income and investment income from the Company's own capital.
Economic Income (Loss) Expenses
The Company's Economic Income (Loss) expenses consist of non-interest expenses and interest expense. Non-interest expenses consist of compensation and benefits and non-compensation expenses (fixed and variable), less reimbursement from affiliates.
Non-controlling Interests

Non-controlling interests represent the pro rata share of the income or loss of the non-wholly owned consolidated entities attributable to the partners of such entities.
Three Months Ended March 31, 2019 Compared with Three Months Ended March 31, 2018

	Three Months Ended March 31,						Total Period-to-Period
	2019			2018
	Operating Company	Asset Company	Total	Operating Company	Asset Company	Total	$ Change	% Change
	(dollars in thousands)
Economic Income Revenues
Investment banking	$82,991	$—	$82,991	$93,924	$—	$93,924	$(10,933)	(12)%
Brokerage	105,157	—	105,157	114,071	—	114,071	(8,914)	(8)%
Management fees	9,728	703	10,431	11,279	1,847	13,126	(2,695)	(21)%
Incentive income (loss)	16,637	110	16,747	3,039	2,158	5,197	11,550	222%
Investment income (loss)	16,142	842	16,984	18,233	(3,932)	14,301	2,683	19%
Other income (loss)	1,123	36	1,159	664	224	888	271	31%
Total economic income revenues	231,778	1,691	233,469	241,210	297	241,507	(8,038)	(3)%
Interest expense	5,317	1,247	6,564	4,528	1,430	5,958	606	10%
Total net revenues	$226,461	$444	$226,905	$236,682	$(1,133)	$235,549	$(8,644)	(4)%
Economic Income (Loss)
Operating Company Segment Revenues
Op Co Segment Economic Income (Loss) revenues were $231.8 million for the three months ended March 31, 2019, a decrease of $9.4 million compared to Economic Income (Loss) revenues of $241.2 million in the prior year period.
Investment Banking.    Investment banking revenues decreased $10.9 million to $83.0 million for the three months ended March 31, 2019 compared with $93.9 million in the prior year period. During the three months ended March 31, 2019, the Company completed 30 capital markets transactions and nine strategic advisory transactions. During the three months ended March 31, 2018, the Company completed 36 underwriting transactions, five strategic advisory transactions and one debt capital markets transaction. The implied average underwriting fee per transaction was 13.3% lower for the three months ended March 31, 2019 as compared to the prior year period.
Brokerage.    Brokerage revenues decreased $8.9 million to $105.2 million for the three months ended March 31, 2019, compared with $114.1 million in the prior year period. This was attributable to decreases in cash equity commissions, prime services revenue, commission management revenue, and non-US commissions. Customer trading volumes across the industry (according to Bloomberg) decreased 1% for the quarter ended March 31, 2019 compared to the prior year period.
Management Fees.    Management fees for the segment decreased $1.6 million to $9.7 million for the three months ended March 31, 2019 compared with $11.3 million in the prior year period. This decrease in management fees was primarily related to a decrease in management fees from activist business.
Incentive Income (Loss).    Incentive income for the segment increased $13.6 million to $16.6 million for the three months ended March 31, 2019 compared with $3.0 million in the prior year period. This increase was related to an increase in performance fees from the activist business.
Investment Income (Loss).    Investment income for the segment decreased $2.1 million to $16.1 million for the three months ended March 31, 2019 compared with $18.2 million in the prior year period. The decrease primarily relates to a decrease in performance of the Company's own invested capital.
Other Income (Loss).    Other income (loss) for the segment increased $0.4 million to $1.1 million for the three months ended March 31, 2019 compared with $0.7 million in the prior year period. The increase primarily relates to an increase in income from the Company's reinsurance business.
Asset Company Segment Revenues
Asset Co segment Economic Income (Loss) revenues were $1.7 million for the three months ended March 31, 2019 an increase of $1.4 million compared with Economic Income (Loss) revenues of $0.3 million in the prior year.

Management Fees.    Management fees for the segment decreased $1.1 million to $0.7 million for the three months ended March 31, 2019 compared with $1.8 million in the prior year period. This decrease in management fees was primarily related to a decrease in management fees from the real estate business.
Incentive Income (Loss).    Incentive income for the segment decreased $2.0 million to $0.1 million for the three months ended March 31, 2019 compared with $2.2 million in the prior year period. This decrease was related to a decrease in performance fees from the multi-strategy business.
Investment Income (Loss).    Investment income for the segment increased $4.7 million to $0.8 million for the three months ended March 31, 2019, compared with a loss of $3.9 million in the prior year period. The increase primarily relates to an increase in performance of the Company's own invested capital.
Other Income (Loss).    Other income (loss) for the segment decreased $0.2 million for the three months ended March 31, 2019, compared to the prior year period.